                                  Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement"), dated as of January 8, 2002, is entered into by and between Advanced Aerodynamics & Structures, Inc., a California corporation (the "Company"), and Roy H. Norris, (the "Employee").

                                  INTRODUCTION

         The parties hereto desire to provide for the employment of the Employee with the Company. In order to accomplish such purposes and in consideration of the terms, covenants and conditions hereinafter set forth, the parties hereby enter into this Agreement.

                                   ARTICLE 1

                            EMPLOYMENT; TERM; DUTIES

1.1.     EMPLOYMENT.  Upon the terms and conditions hereinafter set forth,
         ----------
         the Company hereby employs the Employee, and the Employee hereby accepts employment, as the President and Chief Executive Officer of the Company. Employee shall also serve as Chairman of the Board of Directors of the Company.

1.2.     TERM. Unless sooner terminated as hereinafter provided, the Employee's
         ----
         employment hereunder shall be for a term (the "Term") commencing on the date hereof and terminating on January 8, 2005. Such employment may continue in accordance with the terms of this Agreement upon mutual agreement of the parties. On or before March 1, 2005, Employee shall notify the board of directors of Company of the ending date of the Term, whereupon Company may elect to give the Employee nine (9) months' notice of its intent not to extend the Term. Upon expiration of the Term, Employee shall receive one month of the Severance Payments and Benefits set forth in Section 4.03 for each month during which the Company failed to give notice of its intent not to extend the Term.

1.3.     DUTIES. During the Term, the Employee shall perform such duties for the
         ------
         Company as are prescribed by the Bylaws of the Company as of the date of this Agreement and such additional duties, consistent with such Bylaws and his position hereunder, as may be assigned to him from time to time by the Board of Directors of the Company. The Employee shall work for the Company exclusively, and devote his best efforts, attention and energies to the performance of his duties hereunder.

                                   ARTICLE 2

                                  COMPENSATION

2.1.     COMPENSATION. For all services rendered by the Employee hereunder and
         ------------
         all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay, and the Employee shall accept, as compensation, an annual base salary ("Base Salary") of Two Hundred Thousand Dollars ($200,000), payable in equal bi-weekly installments. The Employee shall also be paid such bonuses and other compensation as shall be determined from time to time by the Board of Directors in its sole discretion based on the performance of the Company.

2.2      STOCK/WARRANTS. As additional consideration for the services to be
         --------------
         rendered by Employee hereunder, Employee shall be issued 2,028,044 shares of the Class A Common Stock of Employer subject to the to the Stock Restriction Agreement attached hereto as Exhibit 1. Within thirty
         (30) days following the final day of each calendar quarter, through January 8, 2005, and as of the date of the termination of Employee's employment by the Company (each such date being referred to herein as a "Quarterly Measurement Date"), Employee shall be issued Additional Shares in an amount such that the total number of shares issued to Employee pursuant to this Agreement shall equal five percent (5%) of the issued and outstanding shares of the Class A and Class B Common Stock of the Company (and including such other classes of stock which the Company may issue during the Term of this agreement) as of such Quarterly Measurement Date, and such Additional Shares shall be vested on a prorata basis such that all shares have been vested by the end of The Term. Additional Shares will continue to be issued until the later of a) The Term plus 185 days or b) the Company achieves annual revenue exceeding $ 250 Million. Employee may elect to either pay an amount sufficient to cover any withholding tax obligation of the Company, or to have the Company withhold part of the shares due to him to cover the withholding obligations arising from the vesting of these shares.

2.3.     BONUS. As additional consideration for the service to be rendered by
         -----
         Employee, the Company's Board of Directors shall consider annually awarding Employee a bonus, which in its sole discretion, shall reflect Employee's contribution to the success of the company during the preceding twelve months, including growth in revenue, earnings, capital, and other factors tending to improve shareholder value.

                                   ARTICLE 3

                                    BENEFITS

3.1.     BENEFITS. During the Term, the Employee shall be provided, at Company's
         --------
         expense, a PPOS health insurance plan for the Employee and family and the accident, disability or hospitalization insurance plans, pension plans or retirement plans as the Board of Directors makes available to the executive employees of the Company as a group. Employee shall be entitled to 3 weeks of vacation annually.

3.2.     LIFE INSURANCE.  During the Term,  the Company will purchase and
         --------------
         maintain a term life insurance policy insuring the life of the Employee in the amount of $300,000, and the Employee shall be entitled to designate the beneficiary of the policy.

3.3.     AUTOMOBILE.  During the Term, the Company shall provide Employee with
         ----------
         a Toyota SUV or other similar vehicle. The Company shall bear the cost of servicing, repairing, maintaining, and insuring such vehicle. The Employee may use such automobile for his private purposes, but shall maintain the car in good condition and assure that the provisions and conditions of any policy of insurance relating to the car are observed. The Company shall reimburse Employee for all reasonable sums expended by him on fuel and oil while engaged in Company business. Employee shall observe any regulations the Company may impose in relation to its vehicles. Such vehicle shall not become the property of the Employee and shall be subject to replacement by the Company from time to time in accordance with the Company's policy regarding replacement cars. Employee shall return the vehicle to the Company within ten (10) days of the termination of this Agreement.

3.4.     RELOCATION. The Company agrees to reimburse Employee for all costs and
         ----------
         expenses reasonably incurred by Employee in connection with his relocation from Birmingham, Alabama, to Southern California, up to a maximum of $50,000. The Company shall also reimburse Employee for the reasonable costs of business or first class airfare to and from Birmingham, Alabama once per month through the term of this Agreement or the death of Employee's mother, whichever occurs earlier.

3.5.     HOUSING. The Company agrees to reimburse Employee for the costs of
         -------
         suitable housing in Southern California for Employee and his spouse, not to exceed $4,800 per month during the term of this Agreement. Employee shall bear the cost of utilities and maintenance for such housing. In the event of a Termination without Cause the Company shall reimburse Employee for reasonable costs incurred by Employee as a consequence of the termination of Employee's lease of housing in Southern California, including the costs of moving and other relocation costs, including any early termination fees arising from the lease of the vehicle mentioned in Paragraph 3.03.

                                   ARTICLE 4

                         TERMINATION; DEATH; DISABILITY

4.1.     TERMINATION OF EMPLOYMENT WITH CAUSE. If the Employee (a) breaches any
         ------------------------------------
         material provision of this Agreement or fails to satisfactorily perform his obligations hereunder in a fashion that has a material and significantly adverse effect on the operations of the Company, and such breach and/or failure to perform is not remedied within thirty (30) days after written notice thereof from the Company (except that any violation of Article V of this Agreement may at the Company's discretion result in immediate termination); (b) has been convicted of or entered a guilty plea to any felony; (c) has committed any act of fraud, misappropriation of funds, embezzlement or any other act of moral turpitude as determined by the Board of Directors, in good faith; or (d) has engaged in willful, reckless, fraudulent, dishonest or grossly negligent misconduct; then, in addition to any other remedies available to it at law, in equity or as set forth in this Agreement, the Company shall have the right, upon written notice to the Employee, to immediately terminate his employment (a "Termination With Cause") hereunder, without any further liability or obligation to him hereunder or otherwise in respect of his employment, other than its obligation to abide by the terms of the attached Stock Restriction Agreement and its obligation to pay accrued but unpaid Base Salary and vacation time as of the date of termination.

4.2.     RESIGNATION. If the Employee resigns, this Agreement shall immediately
         -----------
         terminate and the Company shall have no further liability or obligation to Employee hereunder or otherwise in respect of his employment, other than its obligation to pay accrued but unpaid Base Salary and vacation time as of the date of resignation and to abide by the terms of the attached Stock Restriction Agreement. Employee shall comply with the provisions of Paragraph V, below, however.

4.3.     TERMINATION OF EMPLOYMENT WITHOUT CAUSE. Notwithstanding any provision
         ---------------------------------------
         to the contrary herein, the Company may at any time, in its sole and absolute discretion and for any or no reason, terminate the employment of the Employee hereunder (change of control of 50% or more of the voting shares of company, through sale, merger, consolidation, or other transaction, shall constitute termination without cause at the election of the Employee) PROVIDED, that if such termination is not a Termination With Cause, the Company shall pay and/or provide the Employee as follows:

              (a) any accrued but unpaid Base Salary as of the date of the termination as and when such amount is due and payable hereunder.

              (b) provided Employee has not accepted employment with another employer (as provided below), Employer shall pay monthly to Employee one-twelfth (1/12) of the Base Salary in effect as of the date of such termination (the "Severance Payments") for a period of twelve (12) months (the "Severance Period"), with the first payment being made on the thirtieth (30th) day following such date of termination and with each subsequent payment being made on the same day of each successive month. The obligation of the Company to provide the Benefits shall continue for twelve months following the date of such termination or expiration without offer of renewal, PROVIDED, that the Company may, at its option, pay for and acquire insurance which will provide to Employee the Benefits for the duration of the Severance Period.

         Notwithstanding the foregoing paragraph (b), the Severance Period, Severance Payments and the provision of Benefits shall terminate when (i) the Employee has secured new employment with a base salary equal to or greater than the Base Salary in effect as of the date of termination. If the Employee accepts new employment with a base salary (the "New Salary") less than the Base Salary in effect as of the date of termination and the Severance Period set forth above has not expired, the Company, in lieu of the remaining Severance Payments to be made, shall pay the Employee the difference between the total amount of the remaining Severance Payments due and the total amount of New Salary payable during the remaining applicable Severance Period.

              (c) a cash payment immediately upon the date of termination equal to the Employee's Base Salary on a daily basis (computed on a 260 workday year) in effect on the date of termination multiplied by the number of accrued and unused vacation days at the date of termination.

              (d) Restricted stock and such Additional Shares as required to make employee stock equal to 5% of the shares then outstanding will vest upon termination.

              (e) The provisions of article 5 below will not apply unless Employee is being paid a salary pursuant to this agreement.

4.4.     DEATH; DISABILITY. Employee's employment hereunder shall terminate (x)
         -----------------
         upon his death or (y) if the Employee becomes Disabled (as such term is hereinafter defined), at the election of the Company by written notice to the Employee. In the event of a termination of the Employee's employment for death or Disability, the Company shall pay the Employee (or his legal representatives, as the case may be) as follows:

              (a) any accrued but unpaid compensation for Base Salary as of the date of death or termination for Disability, as and when such amounts are due and payable hereunder;

              (b) a cash payment payable on the date of termination equal to the Employee's Base Salary on a daily basis (computed on a 260 workday year) in effect on the date of death or termination, multiplied by the number of accrued and unused vacation days at the date of such termination; and

              (c) in the event the Employee is Disabled, the Company will continue to pay Base Salary and Benefits for the Employee for a period of six (6) months, until and unless the Employee obtains other employment with a comparable base salary within such period, PROVIDED, that the Company may, at its option, pay for and acquire insurance which will provide to Employee the Base Salary and Benefits for the duration of the Severance Period.

              (d) Stock and Additional Shares vests pro-rata to the date of death.

         For the purpose of this Agreement, the Employee shall be deemed to be "Disabled" or have a "Disability" if he has been unable to perform his duties hereunder for three (3) consecutive months or ninety (90) days in any twelve
(12) consecutive month period, or if a physician certifies that disability will continue for 90 days, or if Employee has been unable to work for 150 days during any 16 month period as determined in good faith by the Board of Directors of the Company and in accordance with applicable laws.

         The Employee acknowledges that the payments referred to in this Section
4.03 constitute the only payments to which the Employee (or his legal representatives, as the case may be) shall be entitled to receive from the Company hereunder in the event of a termination of his employment for death or Disability, and that except for such payments the Company shall have no further liability or obligation to him (or his legal representatives, as the case may be) hereunder or otherwise in respect of his employment.

                                    ARTICLE 5

                   INVENTIONS; NON-DISCLOSURE; NON-COMPETITION

5.1      INVENTIONS. All processes, technologies and inventions relating to the
         ----------
         aircraft business (collectively, "Inventions"), including new contributions, improvements, ideas, discoveries, trademarks and trade names, conceived, developed, invented, made or found by the Employee, alone or with others, during his employment by the Company, whether or not patentable and whether or not conceived, developed, invented, made or found on the Company's time or with the use of the Company's facilities or materials, shall be the property of the Company and shall be promptly and fully disclosed by the Employee to the Company. The Employee shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents or instruments requested by the Company) to vest title to any such Inventions in the Company and to enable the Company, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

5.2.     NON-DISCLOSURE. The Employee shall not, at any time during the Term or
         --------------
         thereafter, directly or indirectly disclose or furnish to any other person, firm or corporation, except in the course of the proper performance of his duties hereunder (a) any information relating to any process, technique or procedure used by the Company which is not, specifically, a matter of public knowledge; or (b) any information relating to the operations or financial status of the Company (including, without limitation, all financial data and sources of financing), which information is not specifically a matter of public knowledge; or (c) any information of a confidential nature obtained as a result of his present or future relationship with the Company, which information is not specifically a matter of public knowledge; or (d) the name, address or other information relating to any customer or supplier of the Company; or (e) any other trade secrets of the Company. Promptly upon the expiration or termination of the Employee's employment hereunder for any reason, the Employee (or his personal representative's as the case may be) shall surrender to the Company all documents, drawings, work papers, lists, memoranda, records and other data (including all copies) constituting or pertaining in any way to any of the foregoing information.

5.3.     NON-COMPETITION. The Employee shall not compete with the Company for a
         ---------------
         period of 12 months after his resignation or termination with cause by being employed in a management capacity with another company that manufactures piston powered general aviation aircraft.

5.4.     NON-SOLICITATION.  The Employee shall not, during the Term, and for an
         ----------------
         eighteen (18) month period following the date of a resignation by Employee or a Termination With Cause or without cause, directly or indirectly solicit or attempt to solicit the Company's customers, suppliers or any of its employees.

5.5.     BREACH OF PROVISIONS. If a party breaches any of the provisions of this
         --------------------
         Article V, or in the event that any such breach is threatened, in addition to and without limiting or waiving any other remedies available at law or in equity, the other party shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Article V. The parties acknowledge and agree that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the parties shall not use as a defense thereto that there is an adequate remedy at law.

5.6.     REASONABLE RESTRICTIONS. The parties acknowledge that the foregoing
         -----------------------
         restrictions, as well as the duration and the territorial scope thereof as set forth in this Article V, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

5.7.     DEFINITION.  For purposes of this Article V, the term "Company" shall
         ----------
         be deemed to include any subsidiary or affiliate of the Company.

                                   ARTICLE 5

                                  MISCELLANEOUS

6.1.     BINDING EFFECT. This Agreement shall be binding upon and inure to the
         --------------
         benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns; PROVIDED, that the rights and obligations of the Employee hereunder shall not be assignable by him.

6.2      NOTICES. Any notice provided for herein shall be in writing and shall
         -------
         be deemed to have been given or made (a) when personally delivered or
         (b) when sent by telecopier and confirmed within forty-eight (48) hours by letter mailed or delivered to the party to be notified at its or his address set forth herein; or three (3) days after being sent by registered or certified mail, return receipt requested, to the address of the other party set forth or to such other address as may be specified by notice given in accordance with this Section 6.02:

         If to the Company:         Advanced Aerodynamics & Structures, Inc.
                                    3205 Lakewood Boulevard
                                    Long Beach, California 90808
                                    Facsimile: (562) 938-8617
                                    Telephone: (562) 938-8620

         If to the Employee:        Roy H. Norris
                                    3205 Lakewood Boulevard
                                    Long Beach, California 90808
                                    Facsimile: (562) 938-8617
                                    Telephone: (562) 938-8620

6.3.     SEVERABILITY. If any provision of this Agreement, or portion thereof,
         ------------
         shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

6.4.     WAIVER. No waiver by a party hereto of a breach or default hereunder by
         ------
         the other party shall be considered valid, unless expressed in a writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

6.5.     ENTIRE AGREEMENT. This Agreement sets forth the entire agreement
         ----------------
         between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Employee, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to the Employee's employment, express or implied, other than to the extent expressly provided for herein.

6.6.     AMENDMENT.  No modification, change or amendment of this Agreement or
         ---------
         any of its provisions shall be valid, unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

6.7.     AUTHORITY. The parties each represent and warrant that they have the
         ---------
         power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

6.8.     TITLES.  The titles of the Articles and Sections of this Agreement are
         ------
         inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

6.9.     APPLICABLE LAW. This Agreement, and all of the rights and obligations
         --------------
         of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to principles relating to conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   ADVANCED AERODYNAMICS & STRUCTURES, INC.

                               By:______________________________________________
                                  Samuel Rothman
                                  Chairman, Compensation Committee and Director

                               EMPLOYEE


                               _________________________________________________
                               Roy H. Norris